AMENDMENT TO EMPLOYMENT AGREEMENT

THIS AMENDMENT TO EMPLOYMENT AGREEMENT (the "Amendment"), dated as of June 16, 2005, by and between Telewest Global, Inc., a Delaware corporation (the "Company"), and Barry Elson (the "Executive");

     WHEREAS, the Executive has been serving as Acting Chief Executive Officer of the Company pursuant to an Employment Agreement, dated as of July 19, 2004, to which he and the Company are parties (the "Employment Agreement");

     WHEREAS, pursuant to the Employment Agreement, Mr. Elson is permitted to terminate his employment and receive certain severance pay and benefits as specified therein if the Company does not offer to appoint him as permanent Chief Executive Officer prior to April 19, 2005;

     WHEREAS, to date, the Company has not offered to appoint Mr. Elson as Chief Executive Officer; and

     WHEREAS, notwithstanding the absence of such an offer, Mr. Elson has indicated his willingness to continue to serve as Acting Chief Executive Officer pursuant to the terms and conditions of the Employment Agreement, but subject to his continuing right to terminate his employment and receive the severance pay and benefits as specified therein;

     NOW, THEREFORE, in consideration of the mutual covenants contained herein and in the Employment Agreement, the sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

     1. Continuation of Employment Term. Notwithstanding Section 1 of the Employment Agreement, the Executive's employment and the Employment Term shall continue until the earliest to occur of one of the events set forth in Section 6(a) of the Employment Agreement.

     2. Entitlement to Severance Pay and Benefits upon Voluntary Resignation. Notwithstanding Sections 7(a) and 7(b) of the Employment Agreement, if (x) the Executive's employment is terminated by the Executive for any reason following April 19, 2005 pursuant to Section 6(a)(v) of the Employment Agreement and (y) on the date that the Executive provides notice of the termination as required by the Employment Agreement, the Company has not offered to appoint the Executive as permanent Chief Executive Officer on substantially the same terms and conditions as set forth in the Employment Agreement, the Executive shall, subject to Section 7(d) of the Employment Agreement, be entitled to the payments and benefits set forth in
Section 7(b) of the Employment Agreement (including, without limitation, the Severance Pay).

     3. Continued Vesting in Equity Compensation. For avoidance of doubt, the Company and the Executive acknowledge that, for so long as the Executive is employed by the Company, the Executive shall continue to vest in the stock option evidenced by the Stock Option Agreement attached as Exhibit A to the Employment Agreement and the Stock Appreciation Right and Stock Unit Agreement attached as Exhibit B to the Employment Agreement (such Stock Option Agreement and such Stock Appreciation Right and Stock Unit Agreement, collectively, the "Equity Agreements").

     4. Incorporation of the Amendment into the Employment Agreement. This Amendment shall, upon its execution and delivery by the parties, constitute an amendment of the Employment Agreement and shall be deemed incorporated into the Employment Agreement as if fully set forth therein. Except as modified by the Amendment, the Employment Agreement shall remain in full force and effect in accordance with its terms. This Amendment, the Employment Agreement and the Equity Agreements constitute the entire agreement and supersede all prior agreements and understandings, oral and written, between the parties hereto with respect to the subject matter hereof and thereof. Capitalized terms used but not defined herein shall have the meaning set forth in the Employment Agreement.



     IN WITNESS WHEREOF, the Company has caused this Amendment to be executed by authority of the Compensation Committee of its Board of Directors, and the Executive has hereunto set the Executive's hand, on the day and year first above written.


                                                   TELEWEST GLOBAL, INC.



/s/ Barry Elson                                    /s/ Cob Stenham
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       Barry Elson                                 By:  Cob Stenham
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                                                   Its: Chairman
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